                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        Baldwin Technology Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        BALDWIN TECHNOLOGY COMPANY, INC.

                               65 Rowayton Avenue
                          Rowayton, Connecticut 06853

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 19, 1996

To the Stockholders:

     The Annual Meeting of Stockholders of Baldwin Technology Company, Inc. (the "Company") will be held at the Ramada Plaza Hotel, 780 Bridgeport Avenue, Shelton, Connecticut on the 19th day of November, 1996 at 10:00 a.m., Eastern Standard Time, for the following purposes:

     1. To elect three Class III Directors to serve for three-year terms or until their respective successors are elected and qualify.

     2. To approve the Company's 1996 Stock Option Plan.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on September 30, 1996, are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the Ramada Plaza Hotel, 780 Bridgeport Avenue, Shelton, Connecticut.

     By Order of the Board of Directors.

                                          Helen P. Oster
                                          Secretary

Rowayton, Connecticut
October 16, 1996

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF COMMON STOCK PERSONALLY, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                        BALDWIN TECHNOLOGY COMPANY, INC.

                                PROXY STATEMENT

                                                           Rowayton, Connecticut
                                                                October 16, 1996

     The accompanying Proxy is solicited by and on behalf of the Board of Directors of Baldwin Technology Company, Inc., a Delaware corporation (the "Company"), for use only at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Ramada Plaza Hotel, 780 Bridgeport Avenue, Shelton, Connecticut on the 19th day of November, 1996 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is October 16, 1996.

     Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman, or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

     Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, will be voted FOR the election as Directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose and FOR the adoption of the Company's 1996 Stock Option Plan. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware of any other matters to be presented for action at the meeting.

     With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be counted as present for purposes of determining the existence of a quorum and will not have any effect on the vote. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the election of Directors.

     The affirmative vote of a majority of the votes entitled to be cast by the outstanding shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share, is required for the approval of the adoption of the Company's 1996 Stock Option Plan and any other matters voted upon at the meeting or any adjournment thereof other than the election of Directors. The required votes for the election of Directors is described below under the caption "Voting Securities."

                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on September 30, 1996 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on September 30, 1996 consisted of 15,496,727 shares of Class A Common Stock and 1,835,883 shares of Class B Common Stock.

     With respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of Directors (or the nearest higher whole number) constituting the entire Board of Directors. Accordingly, the holders of Class A Common Stock are entitled to elect two of the eight Directors constituting the entire Board of Directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors, but only so long as the number of outstanding shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock. If the number of outstanding shares of Class B Common Stock is less than 12.5% of the total number of outstanding shares of both classes of Common Stock, the remaining directors are elected by the holders of both classes of Common Stock voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share. As of September 30, 1996 the number of outstanding shares of Class B Common Stock constituted approximately 10.6% of the total number of outstanding shares of both classes of Common Stock. Accordingly, the holders of Class A Common Stock and Class B Common Stock voting together are entitled to elect six of the eight Directors constituting the entire Board of Directors.

     Except with respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of both Class A Common Stock and Class B Common Stock representing a majority of the aggregate number of votes entitled to be cast by both classes together. Abstentions will be considered present and have the effect of a negative vote; broker non-votes will be neither present nor have any effect on the vote on such matters.

     With respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, a quorum of the stockholders of such class is constituted by the presence, in person or by proxy, of holders of record of such class of Class A Common Stock or Class B Common Stock representing a majority of the number of votes entitled to be cast by such class. As stated above, proxies withheld and broker non-votes will be excluded entirely with respect to the election of Directors and have no effect on the vote thereon.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock as of August 31, 1996 (except where otherwise noted) based on a review of information filed with the SEC and the Company's stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each officer of the Company or its subsidiary named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

                                                              BENEFICIAL OWNERSHIP
                                        -----------------------------------------------------------------
                                                 AMOUNT & NATURE
                                                  OF OWNERSHIP                         PERCENT OF
NAME AND ADDRESS                        ---------------------------------       -------------------------
OF BENEFICIAL OWNER                       CLASS A(1)         CLASS B(1)         CLASS A(1)     CLASS B(1)
--------------------------------------- --------------      -------------       ----------     ----------
Shufro Rose & Ehrman...................    1,372,300(2)               0             8.86%            --
  745 Fifth Avenue
  New York, NY 10151-2600
Gabelli Funds, Inc.....................    1,331,300(3)               0             8.54%            --
  One Corporate Center
  Rye, New York 10580
Oppenheimer Capital....................    1,198,200(2)               0             7.73%            --
  One World Financial Center
  37th Floor
  New York, NY 10281
Sanford C. Bernstein & Co., Inc........    1,090,546(4)               0              6.1%            --
  One State Street Plaza
  New York, NY 10004
The TCW Group, Inc.....................      860,300(5)               0              5.3%            --
  865 South Figueroa Street
  Los Angeles, California 90017
Akira Hara(6)..........................      777,967(7)         298,933(8)          5.00%         15.95%
  Castle Kyoshin #501
  2-21-6 Himonya, Meguro-ku
  Tokyo 152, Japan
Wendell M. Smith(6)(9).................      662,844(7)(10)     587,016(8)          4.26%         31.32%
  Baldwin Technology Company, Inc.
  65 Rowayton Avenue
  Rowayton, Connecticut 06853
Gerald A. Nathe(6).....................      399,333(7)(11)     443,477(8)          2.54%         22.64%
  Baldwin Technology Company, Inc.
  65 Rowayton Avenue
  Rowayton, Connecticut 06853

                                                              BENEFICIAL OWNERSHIP
                                        -----------------------------------------------------------------
                                                 AMOUNT & NATURE
                                                  OF OWNERSHIP                         PERCENT OF
NAME AND ADDRESS                        ---------------------------------       -------------------------
OF BENEFICIAL OWNER                       CLASS A(1)         CLASS B(1)         CLASS A(1)     CLASS B(1)
--------------------------------------- --------------      -------------       ----------     ----------
Jane G. St. John(12)...................      357,970(7)         404,864             2.31%         22.05%
  P.O. Box 3236
  Blue Jay, California 92317
Judith G. Hyers(6).....................      281,490(7)(13)       7,238(8)          1.81%         *
  12 SeaSide Place
  East Norwalk, Connecticut 06855
William J. Lauricella..................       44,344(7)(14)      34,333(8)         *               1.86%
  Baldwin Technology Company, Inc.
  65 Rowayton Avenue
  Rowayton, Connecticut 06853
S. Roger Johansson(15).................       15,000(7)               0               --             --
  Baldwin Amal AB
  V:a Bangatan 8, Box 9
  S662 21 Amal, Sweden
M. Richard Rose(6).....................        9,430(7)             570(8)         *              *
  4606 Willow Cove
  Geneva, New York 14456
Samuel B. Fortenbaugh III(6)...........        6,430(7)             570(8)         *              *
  Morgan, Lewis & Bockius
  101 Park Avenue
  New York, New York 10178
Judith A. Booth(6).....................        5,897(7)(16)         103(8)         *              *
  Courier Corporation
  165 Jackson Street
  Lowell, Massachusetts 01862
Ralph R. Whitney, Jr.(6)...............        4,430(7)         100,570(8)         *               5.48%
  Hammond Kennedy Whitney & Co.
  230 Park Avenue
  New York, New York 10169
John T. Heald, Jr.(17).................            0                  0               --             --
  Union Camp Corporation
  1600 Valley Road
  Wayne, NJ 07470
All officers and directors of the
  Company as a group (including 10
  individuals named above)(18).........    2,207,165(7)       1,472,810(8)         13.87%         71.96%
                                           (9)(10)(11)
                                          (13)(14)(16)

---------------
  * = Less than 1%.

 (1) Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock. The amount shown as Class A Common Stock does not include those shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by the beneficial owner. If the shares of Class B Common Stock owned by the individuals named above were converted, their respective ownership of Class A Common Stock and their Percent of Class A Common Stock owned would be as follows: Mr. Hara, 1,076,900 -- 6.79%; Mr. Smith, 1,249,860 -- 7.73%; Mr. Nathe, 842,810 -- 5.21%; Mrs. St. John, 762,834 --
     4.79%; Ms. Hyers, 288,728 -- 1.86%; with less than 1%, Mr. Lauricella, 78,677; Dr. Rose, 10,000; Mr. Fortenbaugh, 7,000; Ms. Booth, 6,000; Mr.
     Whitney, 105,000; and as to all executive officers and directors of the Company as a group, 3,679,975 or 21.16%.

 (2) This information is based on Schedule 13Fs filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owners as of June 30, 1996.

 (3) This information is based on an Amendment No. 4 to a Schedule 13D filed with the SEC on June 5, 1996 reporting beneficial ownership of securities of the Company held by certain entities and persons affiliated with the named beneficial owner.

 (4) This information is based on a Schedule 13G dated February 7, 1996, filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner as of December 31, 1995.

 (5) This information is based on a Schedule 13G dated February 12, 1996, filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner as of December 31, 1995.

 (6) Member of the Board of Directors of the Company.

 (7) Includes shares of Class A Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Hara, 39,999 shares; Mr. Smith, 59,999 shares; Mr. Nathe, 233,333 shares; Ms. Hyers, 4,430 shares; Mr. Lauricella, 38,332 shares; Dr. Rose, 1,786 shares; Mr. Fortenbaugh, 4,430 shares; Ms. Booth, 897 shares; Mr. Whitney, 4,430 shares; and Mr. Johansson, 15,000 shares.

 (8) Includes shares of Class B Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Hara, 38,333 shares; Mr. Smith, 38,333 shares; Mr. Nathe, 123,333 shares; Ms. Hyers, 570 shares; Mr. Lauricella, 8,333 shares; Dr. Rose, 570 shares; Mr. Fortenbaugh, 570 shares; Ms. Booth, 103 shares; and Mr. Whitney, 570 shares.

 (9) The record owner of 587,750 and 504,015 of such shares of Class A Common Stock and Class B Common Stock, respectively, is Polestar Corporation (or its nominee, Murdoch & Company under a Pledge Agreement between Polestar and the Bank of Bermuda under which Mr. Smith retains voting rights to said shares). The record owner of 20,668 of such shares of Class B Common Stock is Polestar Limited. All outstanding shares of capital stock of Polestar Corporation and Polestar Limited are owned beneficially and of record by Wendell M. Smith, Chairman of the Board of the Company.

(10) Includes 3,957 shares of Class A Common Stock held in Mr. Smith's account under the Company's Profit Sharing and Savings Plan and 4 shares of Class A Common Stock held for Mr. Smith in the Stock Bonus Fund of said Plan. Does not include 14,400 shares of Class A Common Stock owned by Mr. Smith's wife, as to which shares Mr. Smith disclaims beneficial ownership.

(11) Includes 6,000 shares of Class A Common Stock held jointly with Mr. Nathe's wife; also includes 160,000 shares which may be issued pursuant to Mr. Nathe's employment agreement with the Company as more fully described in the Employment and Consulting Agreements section below.

(12) Includes 24,000 shares of Class B Common Stock owned by Mrs. St. John's husband, John G. St. John, President of a subsidiary of the Company, 803 shares of Class A Common Stock held in Mr. St. John's account under the Company's Profit Sharing and Savings Plan, 4 shares of Class A Common Stock held for Mr. St. John in the Stock Bonus Fund of said Plan and 16,666 shares of Class A Common Stock subject to options which are exercisable within 60 days. Also includes an aggregate of 4,800 shares of Class A Common Stock held by the St. Johns as custodians for their children.

(13) Includes 34,310 shares held in a Trust under which Ms. Hyers serves as a co-Trustee and in which she has a remainder interest; also includes 1,800 shares held in trust for Ms. Hyers' son.

(14) Includes 6,011 shares of Class A Common Stock held in Mr. Lauricella's account under the Company's Profit Sharing and Savings Plan and 1 share of Class A Common Stock held for Mr. Lauricella in the Stock Bonus Fund under said Plan.

(15) Mr. Johansson is a member of the Baldwin Management Committee, is Managing Director of both Baldwin Europe Consolidated and Amal, AB, and is head of the Company's European operations.

(16) Includes 4,000 shares held in trust and 1,000 shares owned jointly with Ms. Booth's husband.

(17) Nominee for director.

(18) Does not include 96,565 shares of Class A Common Stock owned by Harold W. Gegenheimer, Chairman Emeritus of the Company.

     To the knowledge of the Company, no arrangement exists, the operation of which might result in a change in control of the Company.

                             ELECTION OF DIRECTORS

     Under the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, with each class being as equal in size as possible. One class is elected each year. Directors in each class hold office for a term of three years and until their respective successors are elected and qualified. There are currently eight members of the Company's Board of Directors, the number having been set by the Board of Directors in accordance with the Company's By-laws. Judith A. Booth (a Class I Director) and M. Richard Rose (a Class II Director) were elected by a plurality vote of the outstanding shares of Class A Common Stock. The other Directors were elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class. Judith G. Hyers' term expires at this year's Annual Meeting, and she is not standing for re-election.

     At this year's Annual Meeting, three Directors will be elected to Class
III. If elected, their new terms will expire at the 1999 Annual Meeting. Akira Hara, Ralph R. Whitney, Jr. and John T. Heald, Jr, nominated to serve as Class III directors, may be elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting together as a single class.

     The Board of Directors knows of no reason why any nominee for director would be unable to serve as a director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in place of a nominee that is unable to serve.

     Set forth below are the names of all Directors and nominees and certain biographical information with respect to each such Director and nominee.

NOMINEES FOR ELECTION AT THE 1996 ANNUAL MEETING:

CLASS III

     Akira Hara, age 61, has served as a Vice President and Director of the Company and as President of Baldwin Asia Pacific Corporation since 1989. He has been President of Baldwin Japan Limited since 1980.

     Ralph R. Whitney, Jr., age 61, has served as a Director of the Company since 1988. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company, Inc., a private capital firm, since 1971 and currently serves as its President and Chief Executive Officer. He also serves as a director and Chairman of IFR Systems, Inc., a communications test equipment company, and Control Devices, Inc., a manufacturer of bimetal fuses and sensing devices for the automobile industry. He is a director of Excel Industries, Inc., an automobile parts manufacturer, Selas Corporation of America, an industrial furnace company, and Adage Inc., a diversified manufacturing company.

     John T. Heald, Jr. age 51, is Senior Vice President of the Converting Group of Union Camp Corporation, a manufacturer of paper, packaging and wood products and a producer of chemicals used in flavors and fragrances. From 1989 to 1995 he was Vice President and General Manager of the Container Division of Union Camp Corporation. He also serves as a director of American Nutrition, Inc., a pet food manufacturing company. Mr. Heald has been nominated to serve as a Director of the Company.

OTHER DIRECTORS:

CLASS I (Term will expire at the 1997 Annual Meeting)

     Wendell M. Smith, age 61, has served as Chairman of the Board of the Company since November, 1988; he has been a Director since 1984. He was Chief Executive Officer from 1984 through October, 1995 and was President from 1984 through August, 1993. He is currently a director of Bowne & Co., Inc., a provider of financial and commercial printing services.

     Samuel B. Fortenbaugh III, age 62, is the Managing Partner of the New York office of the law firm of Morgan, Lewis & Bockius, counsel to the Company. He has been a partner of that firm since 1980 and a Director of the Company since 1987.

     Judith A. Booth, age 54, is Vice President of Courier Corporation, one of the largest book printers in the U.S. Ms. Booth joined Courier in 1990 as founder and President of The Courier Connection, an electronic integrated publishing service bureau, which is a division of Courier Corporation.

CLASS II (Term will expire at the 1998 Annual Meeting)

     Gerald A. Nathe, age 55, has served as Chief Executive Officer of the Company since October, 1995, as President of the Company since August, 1993 and as a Director of the Company since 1987. He was a Vice President of the Company from July, 1990 through August, 1993. He has also served as President of Baldwin Americas Corporation since he joined the Company in 1990.

     M. Richard Rose, age 63, has served as a Director of the Company since 1989. He was President and Chief Executive Officer of the Rochester Institute of Technology, a private university, from 1979 through June, 1992, when he retired from that position. He currently serves as a Trustee of Roberts Wesleyan College and Sonnenberg Gardens. He is a director of Raymond Corporation, a manufacturer of automated material handling equipment, and Rochester Gas & Electric Corporation, an electric and gas utility.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and executive officers of the Company are as follows:

             NAME                                          POSITION
------------------------------  --------------------------------------------------------------
Wendell M. Smith..............  Chairman of the Board and Director(1)
Gerald A. Nathe...............  President, Chief Executive Officer and Director(1)
Akira Hara....................  Vice President and Director
William J. Lauricella.........  Treasurer and Chief Financial Officer
Judith A. Booth...............  Director(3)
Samuel B. Fortenbaugh III.....  Director(2)(3)
Judith G. Hyers...............  Director(2)
M. Richard Rose...............  Director(2)(3)
Ralph R. Whitney, Jr..........  Director(1)

---------------
(1) Member of the Executive Committee.

(2) Member of the Compensation and Stock Option Committee.

(3) Member of the Audit Committee.

     William J. Lauricella, age 37, has been Chief Financial Officer of the Company since July, 1993. He joined the Company in 1989, was appointed Assistant Treasurer in 1990 and was also appointed Treasurer in 1992.

     All of the Company's officers are elected annually by the Board of Directors and hold office at the pleasure of the Board of Directors and serve until their successors are duly elected and qualified.

     See "Election of Directors" for biographies relating to Directors.

BOARD OF DIRECTORS

     The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the management of the Company, although it is not involved in day-to-day operations. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports presented at Board and Committee meetings. During the fiscal year ended June 30, 1996, the Board held four regularly scheduled meetings and acted by written consent in lieu of meeting three times. Each of the Directors attended at least 75% of the meetings of the Board and the Committees on which they serve.

COMPENSATION OF DIRECTORS

     Directors who were not employees of the Company received a $14,000 annual retainer and a fee of $1,000 for each meeting of the Board of Directors or Committee attended during the fiscal year ended June 30, 1996. The per-meeting fee is limited to one per day.

     Non-employee Directors also receive annual awards of stock options under the Company's 1990 Directors' Stock Option Plan (the "Directors' Plan"). Each year, following the Company's Annual Meeting of Stockholders, every eligible Director is automatically granted an option to purchase 1,000 shares of Common Stock, allocated between Class A Common Stock and Class B Common Stock in the same ratio as there are shares outstanding of Class A Common Stock to Class B Common Stock on such day. To date, options to purchase 23,988 shares of Class A Common Stock and 3,012 shares of Class B Common Stock have been granted under the Directors' Plan of which options to purchase 20,463 shares of Class A Common Stock and 2,893 shares of Class B Common Stock remain outstanding, with exercise prices ranging from $3.75 to $5.50 for the options to purchase Class A Common Stock and between $4.688 and $6.875 for the options to purchase Class B Common Stock. Under the Plan, four Directors have each been granted options to purchase 5,328 shares of Class A Common Stock and 672 shares of Class B Common Stock; one Director has been granted options to purchase 1,795 shares of Class A Common Stock and 205 shares of Class B Common Stock.

     One non-employee Director, Judith G. Hyers, has a consulting agreement and a non-compete agreement with the Company. Two employee Directors, Wendell M. Smith and Akira Hara, have employment agreements and corporations they control have consulting agreements with the Company or one or more of its subsidiaries; another employee Director, Gerald A. Nathe, has an employment agreement with the Company. These agreements are described in detail in the Employment and Consulting Agreements section, below.

EXECUTIVE COMMITTEE

     The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the fiscal year ended June 30, 1996, the Executive Committee met once and acted by Written Consent in Lieu of Meeting once. The Executive Committee presently consists of Gerald A. Nathe, Wendell M. Smith and Ralph R. Whitney, Jr.

AUDIT COMMITTEE

     The Audit Committee reviews the internal controls of the Company and the objectivity of its financial reporting and meets with appropriate Company financial personnel and its independent certified public accountants in connection with these reviews. The Audit Committee recommends to the Board the appointment of independent certified public accountants to serve as auditors to examine the corporate accounts of the Company. During the fiscal year ended June 30, 1996, the Audit Committee met three times. The Audit Committee presently consists of Judith A. Booth, Samuel B. Fortenbaugh III and M. Richard Rose.

COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee has the responsibility for establishing the compensation arrangements for the executive officers of the Company and Directors who are not salaried employees. The Compensation and Stock Option Committee also administers the Amended and Restated 1986 Stock Option Plan. During the fiscal year ended June 30, 1996, the Compensation and Stock Option Committee met eight times and acted by written consent once. The Compensation and Stock Option Committee presently consists of Samuel B. Fortenbaugh III, Judith G. Hyers and M. Richard Rose.

NOMINATING COMMITTEE

     The Board does not have a nominating committee, but acts, as a whole, in performing the functions of such a committee. The Executive Committee has the responsibility for designating the candidates to be considered for nomination to the Board of Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

    COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is comprised of three members, each of whom is a non-employee Director of the Company. The Committee has the responsibility for establishing the salary, incentive compensation, non-wage benefits and perquisites of the Chief Executive Officer and each of the other executive officers of the Company. Decisions concerning grants or awards under certain of the Company's stock-based compensation plans are also made solely by the Committee in order for the grants or awards under such plans to satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Set forth below is a report submitted by the members of the Committee addressing the Company's compensation policies for fiscal 1996 as they affected the executive officers of the Company.

     Philosophy

     The Company is committed to employee excellence. The Board, the Committee, and management all recognize the critical relationship between an employee's knowledge, skill and experience and the success of the Company's business. The Company is entrepreneurially driven. Historically, the Company's compensation philosophy recognized this, encouraged small business unit initiatives and rewarded individual business unit performance. Performance was most often measured against budgeted or targeted income levels.

     The Company, with the assistance of outside consultants, has recently undertaken an initiative to adopt a return-on-capital or EVA(R) performance measurement system. Under this system, the Company's various businesses will be measured based on how their operating results compare to the cost of the capital employed. In conjunction with this project, the Company will also put in place new incentive compensation strategies which will be directly linked to EVA performance. Under this new incentive compensation system it is expected that all of the Company's executive officers will have a significant portion of their incentive compensation based on the Company's overall results and that a number of other key employees will have a greater portion of their incentive compensation based on the Company's overall results. This new system is expected to be implemented in the Company's fiscal year beginning July 1, 1997.

     Executive Officers' Disclosure

     GENERAL. For each of the executive officers of the Company or its subsidiaries named in the Summary Compensation Table below, compensation consists of base salary (which, in the case of each of Messrs. Smith, Nathe, Hara and Johansson, is set by their respective employment agreements), a bonus (which is based on a formula tied to either the Company's consolidated net income and/or the income of a sector or subsidiary of the Company), stock options (which are tied to the long-term performance of the Company, as reflected by its stock price), and other perquisites. Certain of these executive officers also have deferred compensation or supplemental retirement benefits reported under "Supplemental Retirement Benefits".

     FISCAL 1996 COMPENSATION. Mr. Smith's base salary is set by his employment agreement with the Company, signed in 1990 and amended in 1995, (see Employment and Consulting Agreements section below). The Committee approved and Mr. Smith received a two (2%) percent increase in his base salary for fiscal 1996 (the minimum increase required under the terms of Mr. Smith's employment agreement). Under his employment agreement, Mr. Smith is also entitled to receive a bonus of one-half of one percent (0.5%) of the consolidated net after-tax profits of the Company, as set forth in his employment agreement. During fiscal 1996, this amounted to $12,590 as shown in the Summary Compensation Table. Mr. Smith also receives compensation under consulting agreements between three subsidiaries of the Company and Polestar Limited, as more fully described in the Employment and Consulting Agreements section below, amounting to two (2%) percent of the net after-tax profits of each of the Company's three sectors. During fiscal 1996, Polestar Limited earned $158,341 under these agreements, which amount is included in Mr. Smith's bonus payments in the Summary Compensation Table. Also during fiscal 1996, the Committee awarded Mr. Smith stock options to purchase 50,000 shares of Class A Common Stock and 45,000 shares of Class B Common stock as additional incentive to improve the long-term performance of the Company. The shares subject to the options granted to Mr. Smith will only increase in value if all the outstanding shares of the Company's stock increase in value.

     Mr. Hara's base salary is set by an employment agreement between Mr. Hara and a subsidiary of the Company, Baldwin Japan Limited ("BJL"), signed in 1988 and amended in 1995. The Committee approved and Mr. Hara received a 5% increase in his base salary for fiscal 1996. In light of the Company's financial performance and other factors, however, Mr. Hara voluntarily reduced his fiscal 1996 salary by 10%. As President of BJL, Mr. Hara is a participant in the BJL Bonus Plan, under which participants are assigned target bonus opportunities equal to a percentage of the participant's base salary. The primary criteria for payment of a bonus to an employee under the BJL Bonus Plan are: (i) the pre-tax profit of BJL, and (ii) the degree to which the employee meets certain performance goals established at the beginning of each fiscal year, e.g., sales, product development, on-time delivery, improved cash flow, inventory turnover, and/or other personal goals and objectives. For fiscal 1996, BJL achieved its minimum targeted profit level and Mr. Hara earned a cash bonus of $231,118 representing a portion of his bonus opportunity. Mr. Hara is also entitled to compensation by the Company's subsidiary, Baldwin Asia Pacific Corporation ("BAP"), under a consulting agreement with A-Plus Limited, a corporation wholly-owned by Mr. Hara, described in detail in the Employment and Consulting Agreements section below, which payment amounts to one percent (1%) of the after-tax profits of BAP. For fiscal 1996 Mr. Hara earned $39,131 under this agreement. The above amounts paid under the BJL Bonus Plan and consulting agreement with A-Plus Limited are included in the Bonus column of the Summary Compensation Table. Also, during fiscal 1996, Mr. Hara was granted options to purchase 55,000 shares of Class A Common Stock and 45,000 shares of Class B Common Stock of the Company in recognition of his dedication and performance in carrying out his duties and responsibilities as Vice President of the Company.

     In October 1996, Mr. S. Roger Johansson was appointed Managing Director of Baldwin Europe Consolidated ("BEC"). At that time, the Committee approved an increase in Mr. Johansson's base salary to $165,000. It was agreed that Mr. Johansson would continue to serve as Managing Director of Amal AB, a subsidiary of the Company, for a period of time and that a portion of Mr. Johansson's incentive compensation for fiscal 1996 would continue to be based on the performance of Amal. Amal and BEC each operate bonus programs similar to the BJL Bonus Plan. For fiscal 1996, Mr. Johansson earned $10,827 under the Amal bonus program. Mr. Johansson earned no bonus under the BEC program. During fiscal 1996, Mr. Johansson was granted options to purchase 25,000 shares of Class A Common Stock of the Company in recognition of his additional duties and responsibilities.

     Mr. Lauricella's annual base salary was increased six (6%) percent during fiscal 1996 in recognition of his contributions to the Company's performance. Mr. Lauricella participates in the Baldwin Technology Company, Inc. Bonus Plan which is similar to the BJL Bonus Plan except that it is based on the after-tax consolidated results of the Company. For fiscal 1996, the Company did not achieve its minimum targeted profit level and Mr. Lauricella earned no bonus. Also during fiscal 1996, Mr. Lauricella was granted options to purchase 40,000 shares of Class A Common Stock and 45,000 shares of Class B Common Stock of the Company in recognition of his dedication and performance in carrying out his duties and responsibilities as Chief Financial Officer of the Company.

     CEO Disclosure
     In October 1995, Mr. Gerald A. Nathe was appointed Chief Executive Officer of the Company. Previously, Mr. Nathe had served as President of Baldwin Americas Corporation ("BAM") and President of the Company. Mr. Nathe's base salary is set by his employment agreement with the Company at a minimum of $175,000 (see Employment and Consulting Agreements section, below). At the time of his appointment to the position of CEO, the Committee approved an increase in Mr. Nathe's base salary to $250,000 from the then current $190,000. In light of the financial performance of the Company's European sector and other factors, Mr. Nathe declined the increase at that time. In December 1995, the Committee forgave an interest payment due from Mr. Nathe in the amount of $123,866 on a loan from the Company which Mr. Nathe had used to purchase shares of Class B Common Stock of the Company. The $123,866 forgiveness of interest is included as "Other Compensation" in the Summary Compensation Table below.

     During fiscal 1996, the Committee agreed to amend Mr. Nathe's employment agreement to provide that he annually receive incentive compensation equal to two (2%) percent of the consolidated net after-tax profits of the Company as well as one (1%) percent of the consolidated after-tax profits of BAM for fiscal 1996 only. These bonus payments totaled $50,360 and $40,040, respectively, for fiscal 1996. Also during fiscal 1996, Mr. Nathe was granted options to purchase 60,000 shares of Class B Common Stock of the Company in recognition of his dedication and performance as President and his additional duties and responsibilities as Chief Executive Officer of the Company.

     Based on currently prevailing authority, including Treasury Regulations issued in December, 1995, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company will pay any amounts in fiscal 1997 that would result in the loss of a federal income tax deduction under Section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly has not recommended that any special actions be taken or plans or programs be revised at this time in light of such tax law provision (except that the Company intends that fair market value stock options to be granted under the 1996 Stock Option Plan will qualify as "performance-based compensation" under Section 162(m). See Approval of 1996 Stock Option Plan, below).
                                          SAMUEL B. FORTENBAUGH III (Chairman)
                                          JUDITH G. HYERS
                                          M. RICHARD ROSE

EXECUTIVE COMPENSATION

     The following table sets forth the total remuneration paid to the Company's Chief Executive Officer and to each of the most highly compensated executive officers of the Company other than the Chief Executive Officer for the fiscal years ended June 30, 1996, 1995 and 1994, respectively, and includes remuneration in respect of all elements indicated from all sources, including affiliates of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                    --------------
                                                     ANNUAL COMPENSATION            STOCK OPTIONS
                                            -------------------------------------   (NO. OF SHARES
            NAME AND               FISCAL                          OTHER ANNUAL        CLASS A/       ALL OTHER
       PRINCIPAL POSITION           YEAR     SALARY    BONUS(1)   COMPENSATION(2)      CLASS B       COMPENSATION
---------------------------------  ------   ---------  ---------  ---------------   --------------   ------------
Wendell M. Smith(3)..............   1996    $ 241,031  $ 170,931              (4)    50,000/45,000     $  1,625(5)
Chairman of the Board               1995    $ 240,464  $ 188,395                     20,000/25,000     $  2,606
                                    1994    $ 226,359  $ 104,824                          30,000/0     $  1,831
Gerald A. Nathe..................   1996    $ 190,004  $  90,400              (4)         0/60,000     $123,866(6)
President, Chief Executive          1995    $ 192,192  $ 232,292                          0/25,000     $235,750
Officer and Director                1994    $ 174,229  $ 148,541                         200,000/0     $  2,564
Akira Hara(7)....................   1996    $ 315,848  $ 270,249              (4)    55,000/45,000           --
Vice President and Director,        1995    $ 327,985  $ 254,479                     20,000/25,000           --
President, Baldwin Japan Ltd.       1994    $ 271,292  $ 171,692                               0/0           --
William J. Lauricella............   1996    $ 142,900        -0-              (4)    40,000/45,000     $  1,625(5)
Treasurer and Chief                 1995    $ 134,640  $  56,624                     10,000/25,000     $  2,606
Financial Officer                   1994    $ 134,000  $  41,356                          40,000/0     $  1,831
S. Roger Johansson...............   1996    $ 162,367  $  10,827              (4)         25,000/0          -0-
Managing Director, Baldwin
Europe Consolidated BV

---------------
(1) Amounts shown include bonuses earned (whether or not paid) during the fiscal years indicated.

(2) Does not include deferred compensation and retirement benefits (which were previously included for FY95 and FY94) -- see Supplemental Retirement Benefits below.

(3) Bonus for FY96 includes $12,590 paid to Mr. Smith directly under his employment agreement, as well as $158,341 paid to Polestar Limited, a company wholly-owned by Mr. Smith.

(4) Excluded where benefits aggregate less than $50,000 or 10% of the total salary and bonus reported.

(5) Represent estimated Company contributions under the 401(k) Plan.

(6) Represents forgiveness of an interest payment due to the Company on December 1, 1995.

(7) Bonus for FY96 includes $231,118 paid to Mr. Hara directly under the Baldwin Japan Limited Bonus Plan, as well as $39,131 paid to A-Plus Limited, a company wholly-owned by Mr. Hara.

     The following table sets forth certain information relating to options granted during fiscal 1996 to purchase shares of Class A Common Stock of the Company, pursuant to the Company's Amended and Restated 1986 Stock Option Plan (the "Plan"). These options become exercisable in three equal annual installments beginning on the second anniversary of the date of grant, subject to acceleration as set forth in the Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
                                    -----------------
                                       % OF TOTAL                    POTENTIAL REALIZABLE VALUE(3) AT ASSUMED
                                      OPTIONS/SARS                   ANNUAL RATES OF STOCK PRICE APPRECIATION
                          OPTIONS/     GRANTED TO                               FOR OPTION TERM(4)
                            SARS        EMPLOYEES       EXERCISE    -------------------------------------------
                          GRANTED       IN FISCAL         PRICE     EXPIRATION
      NAME                 (#/SH)        YEAR(1)        ($/SH)(2)      DATE      0%($)(5)    5%($)      10%($)
----------------          --------  -----------------   ---------   ----------   --------   --------   --------
W.M. Smith...... Class A   50,000           8.5%         $ 5.375      8/15/05       -0-     $169,014   $428,317
                 Class B   45,000           7.6%         $ 6.718      8/15/05       -0-     $ 91,642   $325,014
G.A. Nathe...... Class B   60,000          10.2%         $ 6.718      8/15/05       -0-     $122,189   $433,353
A. Hara......... Class A   55,000           9.3%         $ 5.375      8/15/05       -0-     $185,915   $471,149
                 Class B   45,000           7.6%         $ 6.718      8/15/05       -0-     $ 91,642   $325,014
W.J.
  Lauricella.... Class A   40,000           6.7%         $ 5.375      8/15/05       -0-     $135,211   $342,654
                 Class B   45,000           7.6%         $ 6.718      8/15/05       -0-     $ 91,642   $325,014
S.R.
  Johansson..... Class A   25,000          4.23%         $ 5.375      8/15/05       -0-     $ 84,507   $214,158

---------------
(1) Options to purchase a total of 391,000 shares of Class A Common Stock and 195,000 shares of Class B Common Stock, respectively, were granted to all employees as a group during the fiscal year ended June 30, 1996.

(2) The exercise price represents the closing price of the Company's Class A Common Stock as traded on the American Stock Exchange on the date of grant for options to purchase shares of Class A Common Stock, and 125% of such closing price of the Company's Class A Common Stock for options to purchase shares of Class B Common Stock.

(3) The dollar amounts under the potential realizable values columns use the 0%, 5% and 10% rates of appreciation as permitted by the Securities and Exchange Commission, and are not intended to forecast actual future appreciation in the Company's stock price. Actual gains, if any, on stock options are dependent on the future performance of the Company's stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4) All stock options granted during Fiscal 1996 were for a ten (10) year term.

(5) No gain to the optionee is possible without an increase in the stock price, which would benefit all stockholders commensurately. A zero percent gain in stock appreciation will result in zero dollars for the optionee.

     The following table provides information concerning each option exercised during the fiscal year ended June 30, 1996 by each of the executive officers named in the Summary Compensation Table and the fiscal year-end values of unexercised options held by such executive officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                        NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS/SARS           IN-THE-MONEY OPTIONS/SARS
                        SHARES                               AT FY-END(#)                 AT FY-END($)
                       ACQUIRED          VALUE        --------------------------   ---------------------------
       NAME         ON EXERCISE(#)   REALIZED($)(1)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(2)
------------------  --------------   --------------   --------------------------   ---------------------------
W.M. Smith........        -0-              -0-          43,333/106,667 Class A            $0/$0 Class A
                                                        30,000/70,000 Class B             $0/$0 Class B
G.A. Nathe........        -0-              -0-         166,666/133,334 Class A            $0/$0 Class A
                                                        115,000/85,000 Class B            $0/$0 Class B
A. Hara...........        -0-              -0-          33,333/92,000 Class A             $0/$0 Class A
                                                        30,000/70,000 Class B             $0/$0 Class B
W.J. Lauricella...        -0-              -0-          21,666/78,334 Class A             $0/$0 Class A
                                                           0/70,000 Class B               $0/$0 Class B
S.R. Johansson....        -0-              -0-             0/45,000 Class A               $0/$0 Class A

---------------
(1) Market value of underlying securities at exercise minus the exercise price.

(2) Where the value shown is zero, the exercise prices of all outstanding stock options at fiscal year end were greater than the fair market value of the Company's Class A Common Stock on the last day of fiscal 1996 ($3.50), or in the case of Class B stock, 125% of such value of the Company's Class A Common Stock ($4.375).

SUPPLEMENTAL RETIREMENT BENEFITS

     Each of Messrs. Smith, Nathe, Hara and Johansson are entitled to deferred compensation or supplemental retirement benefits in accordance with their respective employment agreements.

     Mr. Smith's employment agreement provides for deferred compensation to be paid to him or his estate for 15 years or life, whichever is longer, beginning at age 65. The annual benefit not to exceed $220,000 annually is equal to 40% of Mr. Smith's final average compensation for his last three (3) years under his employment agreement. Amounts previously included in the Compensation Table for this benefit equaled $102,690 for each of FY95 and FY94. The estimated annual benefit is $153,266.

     Mr. Nathe's employment contract provides for deferred compensation to be paid to him or his estate for 15 years or life, whichever is longer, beginning at age 62. The annual benefit not to exceed $175,000 annually, is equal to 40% of Mr. Nathe's final average compensation for his last three (3) years under his employment agreement. Amounts previously included in the Compensation Table for this benefit equaled $88,095 for FY95 and $78,744 for FY94. The estimated annual benefit is $155,515.

     Mr. Hara is a participant in the Retirement Allowance Plan for Representative Directors of Baldwin Japan Limited under his Employment Agreement executed in connection with the Stock Purchase Agreement between Mr. Hara and the Company made during FY1989. Under that plan, Mr. Hara is entitled to receive a retirement benefit equal to his then current base salary multiplied by years of service and a multiplication factor for the position served, payable in a single lump sum payment. Amounts previously included in the Compensation Table for this benefit equaled $151,990 for FY95 and $135,506 for FY94. The estimated amount of this lump sum benefit is $1,518,766. In addition, pursuant to an amendment to his employment agreement made during FY96, Mr. Hara shall be entitled, if at retirement he has served as a Director of BJL for more than 20 years, at least 16 of which were as President and Representative Director, to receive a supplemental retirement allowance equal to 40% of the average of his three highest paid salary years during his employment by BJL. The supplemental retirement allowance is payable, beginning at age 65, for a minimum of 15 years or for life, whichever is longer. The estimated annual benefit of this supplemental retirement allowance is $155,145.

     As required by Swedish law, Mr. Johansson is a participant in the Amal AB retirement program, as are all Amal employees. Pursuant to the terms of Mr. Johansson's employment agreement, Amal is required to make additional contributions to the plan to ensure that adequate amounts have been accrued to allow for Mr. Johansson to retire at age 60 and receive the same amount of pension he would have received had he worked until the normal retirement age of
65. In addition to contributions made to the plan by Amal, Mr. Johansson has also made voluntary contributions to the plan. The estimated annual benefit, including amounts arising from Mr. Johansson's voluntary contribution is $85,726.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ms. Judith G. Hyers, a Director of the Company who serves on the Compensation and Stock Option Committee, served as Corporate Secretary of the Company from 1984 through 1993. See Employment and Consulting Agreements, below, for a summary of agreements between the Company and Ms. Hyers.

     Mr. Samuel B. Fortenbaugh III, a Director of the Company who serves on and chairs the Compensation and Stock Option Committee, is a partner in the law firm of Morgan Lewis & Bockius LLP, who serve as the Company's counsel.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total stockholder return on its Class A Common Stock for the five fiscal years ended June 30, 1996 with the cumulative total return of the American Stock Exchange Market Value Index and two peer groups based on selected companies from the Standard Industrial Classification ("SIC") Code 3555 -- the Special Industry Machinery, Printing Trades Machinery and Equipment. The companies included in the "old peer group" used in last year's proxy statement included: Baldwin Technology Company, Inc., Information International, Publishers Equipment Corp., Stevens International and Varitronic Systems, Inc. During the last year, two of those companies were acquired by or merged into other corporations and the resulting entities are no longer in the SIC Code 3555. The Company believes the resulting group of three companies, including the Company, is too small to provide any meaningful comparison; therefore, the Company has enlarged the group. The companies included in the "new peer group" are also based on selected companies from the SIC Code 3555, and include: AM International Inc., Baldwin Technology Company, Inc., Check Technology Corp., Gunther International Ltd., Indigo, NV, Presstek Inc., Publishers Equipment Corp., Scitex Corp. Ltd. and Stevens International Inc. The comparison assumes $100 was invested on June 30, 1990 in the Company's Class A Common Stock and in each of the foregoing indices and assumes reinvestment of all dividends. Total stockholder return is calculated using the closing price of the stock on the last trade date of each fiscal year. The stock price performance shown is not intended to forecast or be indicative of the possible future performance of the Company's stock.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
         BALDWIN TECHNOLOGY COMPANY, INC., THE AMEX MARKET VALUE INDEX,
                     A NEW PEER GROUP AND AN OLD PEER GROUP



                      6/91         6/92         6/93         6/94       6/95       6/96
Baldwin Technology
   Company, Inc.      100           56           51           63         71         50

New Peer Group        100          102          116           66        111         61

Old Peer Group        100           60           63           72         83         50

AMEX Market Value     100          106          121          118        140        161



*  $100 INVESTED ON 06/30/91 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING JUNE 30.

EMPLOYMENT AND CONSULTING AGREEMENTS

     Effective July 1, 1990, the Company entered into an employment agreement with Wendell M. Smith, its Chairman of the Board, for a ten-year term. The employment agreement provides that Mr. Smith will be paid (x) an annual salary of no less than $200,000, (with minimum annual increases of not less than two percent) (y) annual incentive compensation in amounts not less than one-half of one percent (0.5%) of the Company's net income after taxes, provided that such amount may not exceed twice Mr. Smith's annual salary, and (z) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Smith, whether the termination was with or without cause or with or without Company consent, whether the termination was at the end of the stated term of the employment agreement or thereafter, and whether the termination was due to death or disability. For purposes of clause
(z) above, in the event of (i) any merger or consolidation, sale of substantially all of the Company's assets or a change in control of the Company or (ii) the agreement by the Company to acquire any business or assets constituting, prior to the acquisition, twenty percent (20%) or more of the total assets, sales or net income before taxes of the Company, in each case, other than with Mr. Smith's approval, Mr. Smith may, within two years of any such event, treat such event as a termination of his employment by the Company. The employment agreement also provides for the payment of certain deferred compensation to Mr. Smith over a period of 180 months after the termination of his employment with the Company. Mr. Smith has agreed that, for a period of five years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company in any geographical location at which there is at the time business conducted by the Company. This employment agreement was amended as of July 1, 1995 to (1) set $220,000 per year as the maximum annual payment of deferred compensation payable to Mr. Smith under his employment agreement, and (2) to revise the period of time during which said payments of deferred compensation shall be made to Mr. Smith to be 180 months after termination of employment, or life, whichever is longer.

     Effective January 1, 1990, three of the Company's wholly-owned subsidiaries, Baldwin Americas Corporation ("BAM"), Baldwin Europe Consolidated Inc. ("BEC") and Baldwin Asia Pacific Corporation ("BAP"), entered into consulting agreements with Polestar Limited, a corporation wholly-owned by Wendell M. Smith. Under the respective agreements, Polestar Limited is obligated to provide certain management services outside of the United States and will receive compensation equal to two percent (2%) of the after-tax profits of BAM, BEC and BAP, respectively, for the twelve (12) month period ending on each June 30, up to a maximum of $150,000 annually under each agreement. Each agreement has a one-year term and is automatically extended for additional one-year terms unless either party gives prior timely notice of termination. As of the date of this Proxy Statement, no such notice has been given. Polestar Limited has agreed that, for a period of one year after the termination of any of the consulting agreements, it will not compete and will not permit any of its employees (who presently include Mr. Smith) to compete, directly or indirectly, with the other party to such consulting agreement, and will not consult with any competitor of such party. Amounts earned by Polestar Limited during the fiscal years ending June 30, 1996, 1995 and 1994 under the agreements were $158,341, $160,140, and
$84,164, respectively; said amounts are included for Mr. Smith in the Summary Compensation Table above.

     Effective August 5, 1993, the Company entered into an employment agreement with Gerald A. Nathe, its President and Chief Executive Officer and President of Baldwin Americas Corporation ("BAM"), a subsidiary of the Company. The employment agreement provides that Mr. Nathe will be paid (x) an annual salary of no less than $175,000, (y) annual incentive compensation equal to one-half of one percent (0.5%) of the Company's net income after taxes, plus an amount determined under the Company's Executive and Key Personnel Bonus Plan, provided the aggregate amount of incentive compensation payable under the agreement shall not exceed two-times Mr. Nathe's annual salary, and (z) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Nathe, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to death or disability. For purposes of clause (z) above, in the event of (i) the removal of Mr. Nathe or the election of any other person as President of the Company, (ii) any merger or consolidation or sale of substantially all of the assets of the Company or BAM or change in control or liquidation of the Company, or (iii) the failure by the Company to observe or comply in any material respect with any of the provisions of the employment agreement, in each case, other than with Mr. Nathe's approval, Mr. Nathe may, within six months of any such event, treat such event as a termination, without cause, of his employment by the Company. The employment agreement also provides for (a) the payment of certain deferred compensation to Mr. Nathe following the termination of his employment with the Company, provided he has provided services under the employment agreement for a period of no less than five years, (b) the Company making an interest bearing loan to Mr. Nathe, in the amount of approximately $1.8 million to facilitate the purchase by Mr. Nathe of Class B Common Stock of the Company from an unrelated party with the loan secured by a pledge of the purchased shares of the Company's Class B Common Stock, and (c) the transfer by the Company to Mr. Nathe, at no cost to Mr. Nathe, of up to two hundred thousand shares of the Company's Class A Common Stock, in five equal installments of 40,000 shares each, when, in the case of the first such installment, the market value of the Company's Class A Common Stock has attained $5.875 per share and, in the case of each subsequent installment, such market value increases by $2.00 per share over the market value at which the previous installment was earned. The market value of the Company's Class A Common Stock attained $5.875 per share on October 10, 1994 and 40,000 shares were transferred to Mr. Nathe at no cost to him. Mr. Nathe has agreed that, for a period of three years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company in any geographical location at which there is at the time business conducted by the Company which was conducted by the Company at the date of such termination. During fiscal 1996, the Compensation and Stock Option Committee of the Board of Directors of the Company agreed to amend Mr. Nathe's employment agreement to provide that he annually receive incentive compensation equal to two (2%) percent of the consolidated net after-tax profits of the Company.

     In November, 1988, Baldwin Japan Limited entered into an employment agreement with Akira Hara, its President. The employment agreement provides for Mr. Hara's continued employment by Baldwin Japan Limited until the earlier of Mr. Hara's retirement (not to take place prior to Mr. Hara's attaining the age of 61 or subsequent to his attaining the age of 68) or his death or disability. Further, Mr. Hara has agreed not to compete with Baldwin Japan Limited for a period of three years after the termination of the employment agreement. Finally, in the event that prior to September 1, 1996, (i) the Company shall transfer any shares of Baldwin Japan Limited to any person or entity other than a subsidiary of the Company, (ii) shares representing 33.3% or more of the Company's voting power shall be owned by any person or entity other than the Company or its present management, or (iii) Mr. Hara shall cease to hold his position with Baldwin Japan Limited for any reason other than his voluntary retirement, death or permanent disability, Mr. Hara will have the right to terminate the employment agreement and will thereupon be entitled to receive a retirement allowance. In addition, under such circumstances, Mr. Hara would be entitled to receive an amount equal to his then present monthly salary, for each of the first 24 months after the occurrence of such an event. Effective July 1, 1995, the employment agreement between Mr. Hara and Baldwin Japan Limited was amended to include a supplemental retirement allowance.

     Effective July 1, 1991, one of the Company's wholly-owned subsidiaries, Baldwin Asia Pacific Corporation, entered into a consulting agreement with A-Plus Ltd., a company owned by Mr. Akira Hara, a Director and Vice President of the Company. Under the consulting agreement, A-Plus Ltd. is obligated to provide certain management services within the Asia Pacific Region, outside of Japan and Hong Kong, and will receive compensation equal to one percent (1%) of the after-tax profits for the twelve (12) month period ending on each June 30, that are earned by BAP up to a maximum of $75,000. The consulting agreement has a one-year term and is automatically extended for additional one-year terms unless either party gives prior timely notice of termination. As of the date of this Proxy Statement, no such notice has been given. A-Plus Ltd. has agreed that for a period of one year after the termination of the consulting agreement, it will not compete and will not permit any of its employees (who presently include Mr.
Hara) to compete, directly or indirectly, with the other party to the consulting agreement, and will not consult with any competitor of such party. Amounts earned by A-Plus Ltd. during the fiscal years ending June 30, 1996, 1995 and 1994 under the agreement were $39,131, $46,561, and $32,892, respectively; said amounts are included for Mr. Hara in the Summary Compensation Table above.

     Effective July 1, 1990, Baldwin Technology Corporation and Baldwin Graphic Systems, Inc., two wholly-owned subsidiaries of BAM, entered into an agreement with Harold W. Gegenheimer, Chairman Emeritus of the Company. The agreement was guaranteed by the Company and replaces various prior agreements, including royalty and employment agreements, retirement plans and bonus arrangements. The agreement guarantees a compensation amount of $200,000 per year. Simultaneously, an agreement was entered into between Mr. Gegenheimer and the Company, whereby the Company was released from certain prior agreements, as noted above, and agreed to pay a minimum guaranteed amount of compensation of $200,000 per year, not to exceed $350,000 per year, based on one and one-half percent (1.5%) of the Company's annual net after-tax profits. The amount expensed under these two agreements was $400,000 for each of the fiscal years ended June 30, 1996, 1995 and 1994.

     Effective July 1, 1991, the Company entered into a consulting agreement with Judith G. Hyers, a Director of the Company, replacing a prior agreement dated May 15, 1985 between Ms. Hyers and an affiliate of the Company, under which Ms. Hyers agreed to continue to provide certain consulting services, including marketing/ management and long range planning, market research, board/shareholder relations, advertising/public relations planning, and such other related advice and services as the Company or any of its subsidiaries may from time to time require. The term of the agreement was for one year, automatically renewable for subsequent one-year terms, unless canceled by either party. The annual compensation paid to Ms. Hyers under the agreement was $42,000. Effective July 1, 1993, the agreement was amended to provide for annual compensation to be paid to Ms. Hyers in the amount of $37,800. Effective July 1, 1994, the agreement was further amended to provide for annual compensation to be paid to Ms. Hyers in the amount of $25,000. Effective July 1, 1994, the Company entered into an agreement with Judith G. Hyers for a term of five years for an annual payment of $30,000 under which Ms. Hyers agreed not to consult with or give advice to any company which competes with the business of the Company or any of its subsidiaries.

                              CERTAIN TRANSACTIONS

     The Company retains the law firm of Morgan, Lewis & Bockius as its legal counsel. Samuel B. Fortenbaugh III, a Director of the Company, is a partner of Morgan, Lewis & Bockius.

     On November 30, 1993, the Company entered into a loan and pledge agreement with Gerald A. Nathe, President, Chief Executive Officer and a Director of the Company, pursuant to which the Company loaned Mr. Nathe $1,817,321 to enable him to purchase 315,144 shares of the Company's Class B Common Stock from a non-employee stockholder. On March 11, 1994, the Company entered into a loan and pledge agreement with William J. Lauricella, Chief Financial Officer and Treasurer of the Company, pursuant to which the Company loaned Mr. Lauricella $164,063 to enable him to purchase 25,000 shares of the Company's Class B Common Stock from a non-employee stockholder. Each of such loans is evidenced by a demand promissory note bearing interest equal to the U.S. Dollar 3-Month LIBOR rate plus 1.25%, such rate to be reset on the first day of each succeeding January, April, July and October, and secured by such purchased shares. The maximum amount of the loans outstanding, including interest, during the year ended June 30, 1996 was $1,560,945 and $179,669 for Messrs. Nathe and Lauricella, respectively. On December 1, 1995, the Company forgave Mr. Nathe's interest payment in the amount of $123,866 which amount is included for Mr. Nathe in the Summary Compensation Table above.

                       APPROVAL OF 1996 STOCK OPTION PLAN

     On October 14, 1986, the Board of Directors adopted, and the Company's stockholders subsequently approved, the 1986 Stock Option Plan (the "1986 Plan") pursuant to which key employees of the Company and its subsidiaries have from time to time been granted stock options. The 1986 Plan provides that it shall terminate on October 14, 1996. Because the Board of Directors views a stock option program as an integral part of the Company's executive compensation program by providing incentives that will enable the Company to attract, motivate and retain highly qualified individuals, on October 15, 1996 the Board of Directors adopted, subject to stockholder approval, the 1996 Stock Option Plan (the "1996 Plan" or "Plan") to serve as a replacement for the 1986 Plan. Outstanding options granted under the 1986 Plan will continue to be subject to the terms thereof.

     The stockholders are now requested to approve the adoption of the 1996 Plan. No options have been, or will be, granted pursuant to the 1996 Plan unless such approval is obtained.

DESCRIPTION OF THE 1996 PLAN

     The 1996 Plan is set forth as Exhibit A to this Proxy Statement, and the description of the 1996 Plan contained herein is qualified in its entirety by reference to Exhibit A.

     The 1996 Plan provides for the issuance of options to purchase either Class A Common Stock or Class B Common Stock. The total number of shares of Class A Common Stock that may be subject to outstanding options, determined immediately after the grant of any Option to purchase Class A Common Stock, may not exceed 875,000, and the total number of shares of Class B Common Stock that may be subject to outstanding options, determined immediately after the grant of any option to purchase Class B Common Stock, may not exceed 125,000. No person may receive in any one calendar year options to purchase more than 500,000 shares of Common Stock.

     Under the 1996 Plan, employees of the Company or its subsidiaries, including officers and directors of the Company or its subsidiaries who are also employees, and consultants who perform services for the Company or its subsidiaries, are eligible to receive option grants. Options may be either incentive stock options, which may entitle the optionee to favorable tax treatment, or non-qualified stock options (see tax discussion below). The Plan will be administered by the Compensation and Stock Option Committee. Among other things, the Committee determines, subject to the provisions of the Plan, the employees and consultants to whom options should be granted, the nature of the options to be granted, the number of options to be granted and the exercise price, the vesting schedule and the term of the options and all other conditions and terms of the options to be granted.

     Unless otherwise determined by the Committee, the Plan provides that each option (i) will have a per share exercise price equal to the fair market value of a share of stock on the date the option is granted, (ii) will vest in three equal installments on each of the second, third and fourth anniversary of the date the option is granted, subject to acceleration in the event of a "change in control" as defined in the Plan, and (iii) in the case of termination of employment, will terminate 3 months (12 months if for disability, 6 months if for death, and immediately if for cause) thereafter. The number of grantees may vary from year to year. It is not possible to state in advance the exact number or identity of the grantees or the amounts of the grants.

     In the case of Class A Common Stock, fair market value is generally determined by reference to the trading price of the stock. Unless otherwise determined by the Committee, fair market value of the Class B Common Stock will be set at 125% of the fair market value of the Class A Common Stock. An optionee may pay the option price in cash or, if permitted by the Committee, by delivering to the Company shares that have a fair market value equal to the option price or a combination of cash and shares. Shares may not be issued or transferred upon the exercise of an option until the option price is paid in full.

     The Board may amend or terminate the 1996 Plan at any time; provided, however, that approval by the stockholders of the Company will be obtained if necessary or desirable to comply with applicable law, regulation or rule. The Plan has no expiration date, except that incentive stock options may not be granted after the tenth anniversary of the date of the Annual Meeting.

TAX CONSEQUENCES TO OPTIONEES

     Under present tax law, the Federal income tax treatment of options granted under the 1996 Plan is generally as described below. Local and state tax authorities may also tax incentive compensation awarded under the 1996 Plan.

     Non-Qualified Stock Options. With respect to options which do not qualify as incentive stock options, the optionee will recognize no income upon grant of the option. Upon exercise, an optionee, in general, will recognize ordinary income to the extent of the difference between the amount paid by the optionee for the shares and the fair market value of the shares on the date of option exercise. Upon a subsequent disposition of the shares received under the option, the optionee generally will recognize short-term or long-term capital gain or loss, as the case may be, to the extent of the difference between the amount realized on the disposition and the tax basis of such shares (generally the fair market value of the shares on the date the optionee is first subject to tax liability following exercise).

     Incentive Stock Options. With respect to options which qualify as incentive stock options, an optionee will not recognize income for Federal income tax purposes at the time options are granted or exercised. If the optionee disposes of shares acquired by exercise of the options before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the options (a "disqualifying disposition"), the optionee generally will recognize in the year of disposition
(i) ordinary income, to the extent that the lesser of either (a) the fair market value of the shares on the date of option exercise or (b) the amount realized on disposition, exceeds the option exercise price, and (ii) short-term or long-term capital gain (or loss), to the extent that the amount realized on disposition differs from the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of these holding periods, the optionee will realize short-term or long-term capital gain or loss equal to the difference between the amount realized on disposition and the option exercise price.

     With respect to both incentive stock options and non-qualified stock options, special rules may apply where an Optionee who, subject to the restrictions of section 16(b) of the 1934 Act, exercises an option within 6 months of the date of option grant. In addition, with respect to all Optionees, where previously acquired stock is used to exercise an outstanding incentive stock option or non-qualified stock option, appreciation on such stock will not be recognized as income. However, if such stock was acquired pursuant to the exercise of an incentive stock option, a disqualifying disposition will be deemed to have occurred if such stock is used to exercise another incentive stock option prior to the expiration of the applicable holding periods.

TAX CONSEQUENCES TO THE COMPANY

     The Company will generally be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary income as described above. To the extent an optionee realizes capital gains as described above, the Company will not be entitled to any deduction for Federal income tax purposes. Therefore, the Company will not be entitled to any tax deduction in connection with incentive stock options with respect to which there is no disqualifying disposition.

     Commencing in 1994, a publicly held Company may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation (including compensation attributable to the exercise of stock options) paid to certain executives in excess of $1 million in any taxable year (the "$1 million cap"). Performance-based compensation is excepted from the $1 million cap. The Company believes that compensation attributable to options granted under the 1996 Plan at a price at least equal to the fair market value of the underlying option shares at the date of grant may reasonably be treated as performance-based compensation.

VOTE REQUIRED FOR APPROVAL

     The adoption of the 1996 Plan requires the affirmative vote of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1996 STOCK OPTION PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP audited the accounts of the Company for the fiscal year ending June 30, 1996. Price Waterhouse LLP has also audited the accounts of the Company since 1968.

     A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the Company's 1997 proxy statement provided they are received by the Company no later than June 18, 1997 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

                                    GENERAL

     So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the Proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

                                CERTAIN REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more that ten percent of a registered class of the Company's equity securities to file with the Company, the Securities and Exchange Commission, and the American Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During fiscal 1996, to the best of the Company's knowledge, all required reports were filed on a timely basis, except by Ms. Hyers who filed one late Form 4 report. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports provided to the Company.

                               OTHER INFORMATION

     The cost of solicitation of Proxies will be borne by the Company. Solicitation of Proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and regular employees of the Company.

                                          Helen P. Oster
                                          Secretary

                                                                       EXHIBIT A
                        BALDWIN TECHNOLOGY COMPANY, INC.
                             1996 STOCK OPTION PLAN

Section 1.  Purpose
     The Plan authorizes the Committee to provide Employees and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute materially to the long-term success of the Corporation, with options to acquire Stock of the Corporation. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation's welfare, and aid in attracting and retaining Employees and Consultants of outstanding ability.

Section 2.  Definitions
     Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section:

     (a)  "Board" shall mean the Board of Directors of the Corporation.

     (b)  A "Change in Control" shall be deemed to have occurred:

           (i) if any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than the Corporation or an employee benefit plan of the Corporation, acquires directly or indirectly the beneficial ownership of any voting security of the Corporation and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 35% or more of the total voting power of any class of voting securities of the Corporation then outstanding;

           (ii) upon consummation of any transaction described in Section 8, other than any such transaction which results in at least 65% of the total voting power represented by each class of the voting securities of the Corporation (or, if the Corporation does not survive, the surviving entity) outstanding immediately after such transaction being beneficially owned by at least 65% of the holders of each class of outstanding voting securities of the Corporation immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction;

           (iii) upon a complete liquidation of the Corporation or the sale or disposition by the Corporation of all or a substantial portion of the Corporation's assets (i.e., 60% or more of the total assets of the Corporation); or

           (iv) if the individuals (A) who constitute the Board as of the date the Plan is adopted by the Board (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds ( 2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or
     (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds ( 2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election), cease for any reason to constitute a majority of the members of the Board.

For purposes of the foregoing, the terms "beneficial ownership", "beneficial owner", and "beneficially owned" shall be determined in accordance with Rule 13d-3 promulgated pursuant to the Exchange Act.

     (c) "Class A Stock" shall mean Class A Common Stock of the Corporation, par value $0.01 per share.

     (d) "Class B Stock" shall mean Class B Common Stock of the Corporation, par value $0.01 per share.

     (e) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

     (f) "Committee" means the Compensation and Stock Option Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist solely of two or more Directors.

     (g) "Consultant" shall mean (i) any person who is engaged to perform services for the Corporation or its Subsidiaries, other than as an Employee or Director, or (ii) any person who has agreed to become a consultant within the meaning of clause (i).

     (h) "Corporation" shall mean Baldwin Technology Company, Inc., a Delaware corporation.

     (i)   "Director" shall mean any member of the Board.

     (j) "Employee" shall mean (i) any full-time employee of the Corporation or its Subsidiaries (including Directors who are otherwise employed on a full-time basis by the Corporation or its Subsidiaries), or (ii) any person who has agreed to become an employee within the meaning of clause
        (i).

     (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

     (l) "Fair Market Value" means, with respect to Class A Stock, the fair market value thereof determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, that (i) if the Class A Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as reported in the Wall Street Journal (or other reporting service approved by the Committee). Unless otherwise determined by the Committee, the "Fair Market Value" of Class B Stock shall be 125% of the Fair Market Value of Class A Stock.

     (m) "Grantee" shall mean a person granted an Option under the Plan.

     (n) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock and intended to qualify as an incentive stock option under Section 422 of the Code, as now or hereafter constituted.

     (o) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that is not an ISO.

     (p) "Options" shall refer collectively to NQSOs and ISOs issued under and subject to the Plan.

     (q) "Plan" shall mean this 1996 Stock Option Plan as set forth herein and as amended from time to time.

     (r) "Stock" shall mean shares of either the Class A Stock or the Class B Stock.

     (s) "Stock Option Agreement" shall mean a written agreement between the Corporation and the Grantee, or a certificate accepted by the Grantee, evidencing the grant of an Option hereunder and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

     (t) "Subsidiary" shall mean (i) any corporation with respect to which the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation, or
        (ii) any entity which the Committee reasonably expects to become a subsidiary within the meaning of clause (i).

Section 3.  Shares of Stock Subject to the Plan

     The total number of shares of Class A Stock that may be subject to outstanding Options, determined immediately after the grant of any Option to purchase Class A Stock, shall not exceed 875,000, and the total number of shares of Class B Stock that may be subject to outstanding Options, determined immediately after the grant of any Option to purchase Class B Stock, shall not exceed 125,000. Notwithstanding the foregoing, the number of shares that may be delivered upon exercise of ISOs shall not exceed 875,000 shares of Class A Stock and 125,000 shares of Class B Stock, provided, however, that shares subject to ISOs shall not be deemed delivered if such Options are forfeited, expire or otherwise terminate without delivery of shares to the Grantee. Any shares of Stock delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Section 4.  Administration of the Plan

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Stock Option Agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to the Plan or the Options granted thereunder shall be determined unilaterally by, and at the sole discretion of, the Committee. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Corporation, subsidiaries of the Corporation, Grantees, any person claiming any rights under the Plan from or through any Grantee, and stockholders of the Corporation or any Subsidiary. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including without limitation for the purpose of ensuring that transactions under the Plan by Grantees who are then subject to Section 16 of the Exchange Act in respect of the Corporation are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board.

Section 5.  Grant of Options to Employees and Consultants

     (a) Employees and Consultants of the Corporation and its Subsidiaries shall be eligible to receive Options under the Plan. The Committee shall determine and designate from time to time the Employees or Consultants who are to be granted Options, and shall specify in each Stock Option Agreement the nature of the Option granted and the number of shares of Stock subject to each such Option, provided, however, that in any calendar year, no Employee or Consultant may be granted an Option to purchase more than 500,000 shares of Stock (determined without regard to when such Option is exercisable).

     (b) The Committee shall determine whether any Option granted shall be an ISO or NQSO, and whether such Option shall relate to Class A Stock or Class B Stock. Notwithstanding the foregoing, Grantees who are not Employees (determined with reference to Section 2(k)(i) only) of the Corporation or a Subsidiary (determined with reference to Section 2(u)(i) only) on the date an Option is granted shall only receive NQSOs.

     (c) The exercise price per share of the Stock subject to an Option granted to an Employee or Consultant shall be determined by the Committee and specified in the Stock Option Agreement, provided, however, that the exercise price of each share subject to an ISO shall be not less than 100%, or, in the case of an ISO granted to an individual described in Section 422(b)(6) of the Code, 110%, of the fair market value (determined in accordance with Section 422 of the Code) of a share of the Stock on the date such Option is granted. Unless otherwise determined by the Committee, the exercise price per share of Stock subject to an Option shall be equal to the Fair Market Value of the Stock on the date such Option is granted.

     (d) The term of each Option granted to an Employee or Consultant shall be determined by the Committee and specified in a Stock Option Agreement, provided that no Option shall be exercisable more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable more than five years from the date such Option is granted.

     (e) The aggregate fair market value (determined in accordance with Section 422 of the Code at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and its Subsidiaries shall not exceed $100,000. To the extent the limitation set forth in the preceding sentence is exceeded, the Options with respect to such excess shall be treated as NQSOs.

     (f) The Committee shall determine whether any Option granted to an Employee or Consultant shall become exercisable in one or more installments and specify the installment dates in the Stock Option Agreement. The Committee may also specify in the Stock Option Agreement such other provisions, not inconsistent with the terms of the Plan, as it may deem desirable, including such provisions as it may deem necessary to qualify any ISO under the provisions of Section 422 of the Code. Unless otherwise determined by the Committee, (i) each Option shall become exercisable in three equal installments on each of the second, third and fourth anniversary of the date such Option is granted, and (ii) notwithstanding (i), each Option shall become immediately exercisable immediately prior to a Change in Control.

     (g) The Committee may, at any time, grant new or additional options to any eligible Employee or Consultant who has previously received Options under the Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Committee, subject to Section 5(c) hereof, without regard to such previously granted Options or other options.

Section 6.  Exercise of Options

     (a) A Grantee shall exercise an Option by delivery of written notice to the Corporation setting forth the number of shares with respect to which the Option is to be exercised, together with cash, certified check, bank draft, wire transfer, or postal or express money order payable to the order of the Corporation for an amount equal to the Option price of such shares and any income tax required to be withheld. The Committee may, in its sole discretion, permit a Grantee to pay all or a portion of the exercise price by delivery of Stock or other property (including notes or other contractual obligations of the Grantee to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to the Grantee.

     (b) Except as provided pursuant to Section 7(a), no Option granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee (determined with reference to Section 2(k)(i) only) or Consultant (determined with reference to Section 2(g)(i) only) of the Corporation or a Subsidiary (determined with reference to Section 2(u)(i) only).

Section 7.  Termination of Employment.

     (a) Unless otherwise determined by the Committee, upon termination of a Grantee's employment or consultancy with the Corporation and its Subsidiaries, a Grantee's Options shall terminate as follows: (i) if such termination is on account of permanent and total disability (as determined by the Committee), such Options shall terminate one year thereafter; (ii) if such termination is on account of death, such Options shall terminate six months thereafter; (iii) if such termination is for cause (as determined by the Committee), such Options shall terminate immediately; and (iv) if such termination is for any other reason, such Options shall terminate three months thereafter. In addition, all Options granted on the basis of clause (ii) of Section 2(g), (k) or (u) shall immediately terminate if the Committee determines, in its sole discretion, that the Consultant, Employee or Subsidiary, as the case may be, will not become a Consultant, Employee or Subsidiary within the meaning of clause (i) of such Sections.

     (b) The sale of any Subsidiary shall be treated as a termination of employment or consultancy, as the case may be, under Section 7(a)(iv) with respect to any Grantee employed or retained by such Subsidiary.

     (c) Subject to the foregoing, in the event of death, Options may be exercised by a Grantee's legal representative.

     (d) During any period described in Section 7(a) following the Grantee's termination of employment or consultancy but prior to termination of the Option, unless otherwise determined by the Committee, the Option shall be exercisable only to the extent that it was exercisable upon such termination of employment or consultancy.

Section 8.  Adjustment Upon Changes in Capitalization

     In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Stock or other securities, Stock dividend or other special, large and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock deemed to be available thereafter for grants of Options under Section 3, (ii) the number and kind of shares of Stock that may be delivered or deliverable in respect of outstanding Options, (iii) the number of shares with respect to which Options may be granted to a given Grantee in the specified period as set forth in Section 5(a), and (iv) the exercise price (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Option). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options (including, without limitation, cancellation of Options in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence and events constituting a Change in Control) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

Section 9.  Restrictions on Issuing Shares

     The Corporation shall not be obligated to deliver Stock upon the exercise or settlement of any Option or take any other action under the Plan until the Corporation shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Option may be subject have been satisfied. The Corporation, in its discretion, may postpone the issuance or delivery of Stock under any Option until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation as the Corporation may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock under the Plan.

Section 10.  Tax Withholding

     The Corporation shall have the right to require that the Grantee make such provision, or furnish the Corporation such authorization, necessary or desirable so that the Corporation may satisfy its obligation, under applicable laws, to withhold or otherwise pay for income or other taxes of the Grantee attributable to the grant or exercise of Options granted under the Plan or the sale of Stock issued with respect to Options. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

Section 11.  Transferability

     Options will not be transferable by a Grantee except by will or the laws of descent and distribution or to a beneficiary in the event of the Grantee's death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs, shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative; provided, however, that NQSOs may be transferred to one or more transferees during the lifetime of the Grantee to the extent and on such terms as then may be permitted by the Committee.

Section 12.  General Provisions

     (a) Each Option shall be evidenced by a Stock Option Agreement or a Grant Certificate. The terms and provisions of such Stock Option Agreements or Grant Certificates may vary among Grantees and among different Options granted to the same Grantee.

     (b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee's employment relationship with the Corporation or its Subsidiaries, or, until such Option is exercised and share certificates are issued, any rights as a Stockholder of the Corporation. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

     (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option to any particular assets of the Corporation or its Subsidiaries, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

     (d) The issuance of shares of Stock to Grantees or to their legal representatives shall be subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

Section 13.  Changes to the Plan and Stock Option Agreements.

     The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Options under the Plan without the consent of stockholders or Grantees, except that any such action shall be subject to the approval of the Corporation's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Grantee, no such action may materially impair the rights of such Grantee under any Option theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Option theretofore granted and any Stock Option Agreement relating thereto; provided, however, that, without the consent of an affected Grantee, no such action may materially impair the rights of such Grantee under such Stock Option Agreement.

Section 14.  Effective Date of Plan

     The Plan is effective upon its approval by the stockholders of the Corporation and shall continue in effect until terminated by the Board. No ISO may be granted more than ten years after such date.

                                                           CLASS B COMMON STOCK

                                     PROXY

                        BALDWIN TECHNOLOGY COMPANY, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 19, 1996

        Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, HELEN P. OSTER and WILLIAM J. LAURICELLA, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Class B Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Ramada Plaza Hotel, 780 Bridgeport Avenue, Shelton, Connecticut on November 19, 1996 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.

                              / SEE REVERSE SIDE /

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

/x/ Please mark
    votes as in
    this example.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2).

1. To elect three Class III Directors to serve for three-year terms or until their successors are elected and qualified.

   Nominees: Akira Hara, Ralph R. Whitney, Jr. and John T. Heald, Jr.

                            FOR             WITHHELD
                            / /               / /

                    / / ___________________________________
                     For all nominees except as noted above


2. To approve the Company's 1996 Stock Option Plan.

                    FOR             AGAINST         ABSTAIN
                    / /               / /             / /


3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                        MARK HERE FOR ADDRESS / /          MARK HERE IF YOU / /
                        CHANGE AND NOTE AT                 PLAN TO ATTEND
                        LEFT                               THE MEETING


PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as name appears hereon.


Signature: ________________________  Date: ________________

Signature: ________________________  Date: ________________

                                  DETACH HERE

                                                     CLASS A COMMON STOCK

                        BALDWIN TECHNOLOGY COMPANY, INC.
                         Annual Meeting of Stockholders
P                         To Be Held November 19, 1996
R
O       Revoking any such prior appointment, the undersigned, a stockholder of
X  BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, HELEN P.
Y OSTER and WILLIAM J. LAURICELLA, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Ramada Plaza Hotel, 780 Bridgeport Avenue, Shelton, Connecticut on November 19, 1996 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.

                                                                  /SEE REVERSE/
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)         SIDE

                                  DETACH HERE

      Please mark
/ X / votes as in
      this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2).

1. To elect three Class III Directors to serve for three-year terms or until their successors are elected and qualified.

    Nominees:  Akira Hara, Ralph R. Whitney, Jr. and John T. Heald, Jr.

                        FOR                     WITHHELD

                        / /                        / /

    / /
       --------------------------
       For all nominees except as
       noted above

2.  To approve the Company's 1996 Stock Option Plan.

                        FOR        AGAINST         ABSTAIN

                        / /          / /             / /

3. To transact such other business as may properly come before the meeting or any adjournment thereof.


                MARK HERE                       MARK HERE
               FOR ADDRESS                     IF YOU PLAN
                CHANGE AND   /  /               TO ATTEND     /  /
               NOTE AT LEFT                    THE MEETING

PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as name appears hereon.


Signature:                                      Date:
          ---------------------------------          -----------


Signature:                                      Date:
          ---------------------------------          -----------